Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Second Quarter 2023 Results

WESTLAKE VILLAGE, Calif. – July 27, 2023 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $58.3 million for the second quarter of 2023, or $1.11 per share on a diluted basis, on revenue of $336.5 million. Book value per share increased to $69.77 from $68.91 at March 31, 2023.

PFSI’s Board of Directors declared a second quarter cash dividend of $0.20 per share, payable on August 25, 2023, to common stockholders of record as of August 15, 2023.

Second Quarter 2023 Highlights

•	Pretax income was $72.9 million, up 91 percent from the prior quarter and down 59 percent from the second quarter of 2022

o	Repurchased 0.4 million shares of PFSI’s common stock at an average price of $60.31 per share for a cost of $26.1 million

•	Production segment pretax income of $24.4 million, compared to pretax loss of $19.6 million in the prior quarter and pretax income of $9.7 million in the second quarter of 2022

o	Total loan acquisitions and originations, including those fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $24.9 billion in unpaid principal balance (UPB), up 9 percent from the prior quarter and down 7 percent from the second quarter of 2022

o	Broker direct interest rate lock commitments (IRLCs) were $2.8 billion in UPB, up 11 percent from the prior quarter and 27 percent from the second quarter of 2022

o	Consumer direct IRLCs were $2.2 billion in UPB, down 2 percent from the prior quarter and 50 percent from the second quarter of 2022

o	Government correspondent IRLCs totaled $10.7 billion in UPB, up 4 percent from the prior quarter and down 5 percent from the second quarter of 2022

o	Conventional correspondent IRLCs for PFSI’s account totaled $7.5 billion in UPB, up 99 percent from the prior quarter

o	Correspondent acquisitions of conventional conforming loans fulfilled for PMT were $3.0 billion in UPB, down 54 percent from the prior quarter and 71 percent from the second quarter of 2022

•	Servicing segment pretax income was $46.5 million, down from $57.4 million in the prior quarter and $167.6 million in the second quarter of 2022

o	Pretax income excluding valuation-related items was $75.3 million, down 20 percent from the prior quarter driven by lower early buyout (EBO) income, higher realization of mortgage servicing rights (MSR) cash flows, and higher interest expense partially offset by higher servicing fee revenue and placement fee income

o	Valuation items included:

–	$118.9 million in MSR fair value gains, before recognition of realization of cash flows, more than offset by $155.1 million in hedging losses

•	Net impact on pretax income related to these items was $(36.2) million, or $(0.51) in earnings per share

•	$7.5 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $576.5 billion in UPB, up 2 percent from March 31, 2023, driven by production volumes which more than offset prepayment activity

•	Investment Management segment pretax income was $2.0 million, up from $0.3 million in the prior quarter and $0.2 million in the second quarter of 2022

o	Net assets under management (AUM) were $1.9 billion, down 2 percent from March 31, 2023 and 7 percent from June 30, 2022

Notable activity after quarter end

•	PFSI exercised its option to extend the maturity for $650 million in term notes secured by Ginnie Mae MSRs originally due in August 2023 for two years

“PennyMac Financial reported solid results in the second quarter, reflecting increased production volumes and profitability from the prior quarter as well as a continued strong contribution from our large and growing servicing business,” said Chairman and CEO David Spector. “Strong operating performance was partially offset by net valuation-related losses that resulted from the inverted yield curve and elevated hedge costs driven by multi-year highs in interest rate volatility. Book value per share was up to $69.77 at quarter end. We continue to operate at high levels of efficiency while also focusing on investing in technology to support our balanced, multi-channel production and servicing platform.”

Mr. Spector continued, “Though the mortgage origination market remains constrained, I have never felt better about our competitive position. Our leading correspondent lending activities continue to drive the organic growth of our servicing portfolio by adding loans at prevailing mortgage rates, which we expect will provide meaningful opportunities for our consumer direct division in future periods when rates decline. I am also extraordinarily proud of the growth we have achieved in broker direct since our entrance into the wholesale channel only five years ago. Our scale, platform and this management team’s ability to adapt to changing market environments are the reasons I expect PennyMac Financial to continue leading the industry with strong financial performance.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended June 30, 2023
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$126,249	$15,170	$141,419	$-	$141,419
Loan origination fees	38,968	-	38,968	-	38,968
Fulfillment fees from PMT	5,441	-	5,441	-	5,441
Net loan servicing fees	-	146,078	146,078	-	146,078
Management fees	-	-	-	7,078	7,078
Net interest expense:
Interest income	75,423	97,529	172,952	-	172,952
Interest expense	75,994	102,648	178,642	-	178,642
	(571)	(5,119)	(5,690)	-	(5,690)
Other	528	304	832	2,421	3,253
Total net revenue	170,615	156,433	327,048	9,499	336,547
Expenses	146,200	109,889	256,089	7,541	263,630
Income before provision for income taxes	$24,415	$46,544	$70,959	$1,958	$72,917

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $24.9 billion in UPB, $21.9 billion of which was for its own account, and $3.0 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $23.2 billion in UPB, up 23 percent from the prior quarter and 30 percent from the second quarter of 2022.

Production segment pretax income was $24.4 million, compared to a pretax loss of $19.6 million in the prior quarter and pretax income of $9.7 million in the second quarter of 2022. Production segment revenue totaled $170.6 million, up 40 percent from the prior quarter and down 24 percent from the second quarter of 2022. The quarter-over-quarter increase was driven primarily by higher volumes and margins.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands)
Receipt of MSRs	$562,523	$286,533	$398,253
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(509)	(485)	(4,752)
(Provision for) reversal of liability for representations and warranties, net	(1,131)	(290)	45
Cash loss, including cash hedging results	(308,199)	(271,524)	(368,554)
Fair value changes of pipeline, inventory and hedges	(111,265)	90,151	197,575
Net gains on mortgage loans held for sale	$141,419	$104,385	$222,567
Net gains on mortgage loans held for sale by segment:
Production	$126,249	$74,726	$152,895
Servicing	$15,170	$29,659	$69,672

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $5.4 million in the second quarter, down 54 percent from the prior quarter and 74 percent from the second quarter of 2022. The year-over-year decrease in fulfillment fee revenue was driven by lower conventional acquisition volumes for PMT’s account as PFSI acquired a higher proportion of the conventional loans sourced by PMT in the second quarter of 2023.

Net interest expense totaled $0.6 million, compared to net interest income of $2.9 million in the prior quarter. Interest income in the second quarter totaled $75.4 million, up from $57.0 million in the prior quarter, and interest expense totaled $76.0 million, up from $54.1 million in the prior quarter, both due to higher volumes and short-term interest rates.

Production segment expenses were $146.2 million, up 4 percent from the prior quarter and down 32 percent from the second quarter of 2022. The increase from the prior quarter was due to increased loan origination expenses due to higher volumes. The year-over-year decrease was driven primarily by decreased production in the direct lending channels and the expense management activities noted in prior quarters.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $46.5 million, compared to $57.4 million in the prior quarter and $167.6 million in the second quarter of 2022. Servicing segment net revenues totaled $156.4 million, down from $172.1 million in the prior quarter and $278.6 million in the second quarter of 2022. The quarter-over-quarter decrease was primarily driven by a $14.5 million decrease in net gains on loans held for sale related to EBO activity for government-insured and guaranteed loans purchased out of Ginnie Mae securitizations.

Revenue from net loan servicing fees totaled $146.1 million, down from $148.8 million in the prior quarter. Revenue from net loan servicing fees included $36.2 million in net valuation related declines, compared to $43.0 million of such declines in the prior quarter. MSR fair value gains, before realization of cash flows, were $118.9 million in the quarter, and hedging losses were $155.1 million. Revenue from loan servicing fees included $356.5 million in servicing fees, which were up from the prior quarter due to continued portfolio growth, reduced by $174.2 million from the realization of MSR cash flows, which were up from $146.2 million in the prior quarter due to increased cash flow generated by the MSR asset during the quarter from servicing and placement fees.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands)
Loan servicing fees	$356,471	$338,057	$302,350
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(174,162)	(146,183)	(121,724)
Change in fair value inputs	118,905	(90,264)	233,826
Hedging (losses) gains	(155,136)	47,227	(176,005)
Net change in fair value of MSRs and MSLs	(210,393)	(189,220)	(63,903)
Net loan servicing fees	$146,078	$148,837	$238,447

Servicing segment revenue included $15.2 million in net gains on loans held for sale related to EBOs. These gains were down from $29.7 million in the prior quarter and $69.7 million in the second quarter of 2022. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $5.1 million, versus $6.2 million in the prior quarter and $30.4 million in the second quarter of 2022. Interest income was $97.5 million, up from $71.5 million in the prior quarter driven primarily by increased placement fees on custodial balances. Interest expense was $102.6 million, up from $77.7 million in the prior quarter due to higher short-term interest rates and greater outstanding secured debt during the quarter.

Servicing segment expenses totaled $109.9 million, down 4 percent from the prior quarter. Servicing segment expenses in the second quarter included $7.5 million in reversals for credit losses on active loans. The prior quarter included $6.1 million in such reversals.

The total servicing portfolio grew to $576.5 billion in UPB at June 30, 2023, an increase of 2 percent from March 31, 2023 and 9 percent from June 30, 2022. PennyMac Financial subservices and conducts special servicing for PMT, whose servicing portfolio totaled $234.5 billion in UPB at quarter end, down 1 percent from March 31, 2023 and up 4 percent from June 30, 2022. PennyMac Financial’s owned MSR portfolio grew to $342.0 billion in UPB, up 4 percent from March 31, 2023 and 14 percent from June 30, 2022.

The table below details PennyMac Financial’s servicing portfolio UPB:

	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$319,257,805	$302,265,588	$276,627,961
Purchased	18,474,265	19,026,774	20,683,203
	337,732,070	321,292,362	297,311,164
Loans held for sale	4,250,706	6,692,155	3,575,712
	341,982,776	327,984,517	300,886,876
Subserviced for PMT	234,463,739	236,476,714	226,365,581
Total prime servicing	576,446,515	564,461,231	527,252,457
Special servicing - subserviced for PMT	12,780	13,167	23,001
Total loans serviced	$576,459,295	$564,474,398	$527,275,458

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $1.9 billion as of June 30, 2023, down 2 percent from March 31, 2023 and 7 percent from June 30, 2022.

Pretax income for the Investment Management segment was $2.0 million, up from $0.3 million in the prior quarter and $0.2 million in the second quarter of 2022. Base management fees from PMT were $7.1 million, down 2 percent from the prior quarter and 11 percent from the second quarter of 2022 due to the decline in AUM. No performance incentive fees were earned in the second quarter.

The following table presents a breakdown of management fees:

	Quarter ended
	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands)
Management fees:
Base	$7,078	$7,257	$7,910
Performance incentive	-	-	-
Total management fees	$7,078	$7,257	$7,910

Net assets of PennyMac Mortgage Investment Trust	$1,931,496	$1,970,734	$2,070,640

Investment Management segment expenses totaled $7.5 million, down 16 percent from the prior quarter and 20 percent from the second quarter of 2022.

Consolidated Expenses

Total expenses were $263.6 million, down slightly from the prior quarter and down 21 percent from the second quarter of 2022. The decrease from the prior year was driven primarily by the expense management activities noted in prior quarters.

Taxes

PFSI recorded a provision for tax expense of $14.7 million, resulting in an effective tax rate of 20.1 percent during the quarter. The tax rate is lower than PFSI’s 2022 effective tax rate of 28.5 percent due to certain tax benefits recognized during the quarter.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, July 27, 2023. Additionally, the Company will host a live question and answer (Q&A) session the same day at 5:00 p.m. Eastern Time. An audio webcast of the Q&A session will be available at pfsi.pennymac.com and a replay of the event will be available shortly after its conclusion.

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About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs over 4,000 people across the country. For the twelve months ended June 30, 2023, PennyMac Financial’s production of newly originated loans totaled $97 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of June 30, 2023, PennyMac Financial serviced loans totaling $576 billion in unpaid principal balance, making it a top five mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
805.395.9943	PFSI_IR@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands, except share amounts)
ASSETS
Cash	$1,532,399	$1,497,903	$1,415,396
Short-term investment at fair value	8,088	3,584	4,961
Loans held for sale at fair value	4,270,494	6,772,423	3,586,810
Derivative assets	85,517	110,664	103,901
Servicing advances, net	500,122	547,158	570,822
Mortgage servicing rights at fair value	6,510,585	6,003,390	5,217,167
Operating lease right-of-use assets	56,410	61,406	82,078
Investment in PennyMac Mortgage Investment Trust at fair value	1,011	925	1,037
Receivable from PennyMac Mortgage Investment Trust	25,046	35,166	43,234
Loans eligible for repurchase	4,401,098	4,557,325	2,778,768
Other	593,698	513,241	468,081
Total assets	$17,984,468	$20,103,185	$14,272,255

LIABILITIES
Assets sold under agreements to repurchase	$3,780,524	$5,764,157	$2,441,816
Mortgage loan participation purchase and sale agreements	505,712	515,358	502,116
Notes payable secured by mortgage servicing assets	2,472,726	2,471,930	1,793,260
Unsecured senior notes	1,781,756	1,780,833	1,778,055
Derivative liabilities	22,039	49,087	42,702
Mortgage servicing liabilities at fair value	1,940	2,011	2,337
Accounts payable and accrued expenses	258,278	218,433	317,998
Operating lease liabilities	75,956	81,724	102,756
Payable to PennyMac Mortgage Investment Trust	123,287	142,007	98,991
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	26,099	26,099	27,014
Income taxes payable	1,026,147	1,010,928	885,721
Liability for loans eligible for repurchase	4,401,098	4,557,325	2,778,768
Liability for losses under representations and warranties	30,146	31,103	39,336
Total liabilities	14,505,708	16,650,995	10,810,870

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 49,857,588, 50,097,030, and 52,938,854 shares, respectively	5	5	5
Retained earnings	3,478,755	3,452,185	3,461,380
Total stockholders' equity	3,478,760	3,452,190	3,461,385
Total liabilities and stockholders’ equity	$17,984,468	$20,103,185	$14,272,255

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	June 30, 2023	March 31, 2023	June 30, 2022

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$141,419	$104,385	$222,567
Loan origination fees	38,968	31,390	39,945
Fulfillment fees from PennyMac Mortgage Investment Trust	5,441	11,923	20,646
Net loan servicing fees:
Loan servicing fees	356,471	338,057	302,350
Change in fair value of mortgage servicing rights, mortgage servicing liabilities	(55,257)	(236,447)	112,102
Mortgage servicing rights hedging results	(155,136)	47,227	(176,005)
Net loan servicing fees	146,078	148,837	238,447
Net interest expense:
Interest income	172,952	128,478	49,864
Interest expense	178,642	131,771	71,127
	(5,690)	(3,293)	(21,263)
Management fees from PennyMac Mortgage Investment Trust	7,078	7,257	7,910
Other	3,253	2,363	3,263
Total net revenues	336,547	302,862	511,515
Expenses
Compensation	136,982	147,935	198,192
Technology	35,244	36,038	34,621
Loan origination	31,646	27,086	44,931
Professional services	17,888	21,007	20,793
Servicing	14,652	12,632	3,051
Occupancy and equipment	10,066	8,820	9,371
Marketing and advertising	5,578	3,241	13,007
Other	11,574	7,956	10,023
Total expenses	263,630	264,715	333,989
Income before provision for income taxes	72,917	38,147	177,526
Provision for income taxes	14,667	7,769	48,363
Net income	$58,250	$30,378	$129,163
Earnings per share
Basic	$1.17	$0.61	$2.38
Diluted	$1.11	$0.57	$2.28
Weighted-average common shares outstanding
Basic	49,874	50,154	54,167
Diluted	52,264	53,352	56,642
Dividend declared per share	$0.20	$0.20	$0.20